UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/24/2005

MEMC ELECTRONIC MATERIALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-13828

DE	56-1505767
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

501 Pearl Drive (City of O'Fallon), Saint Peters, MO 63376
(Address of Principal Executive Offices, Including Zip Code)

636-474-5000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.02.    Termination of a Material Definitive Agreement

On March 24, 2005, MEMC Electronic Materials, Inc. (the "Company") entered into a letter agreement with TPG GenPar III, L.P. ("TPG"). Pursuant to the letter agreement, effective as of December 31, 2004, the Company and TPG terminated the Management Advisory Agreement between the parties dated as of November 13, 2001.

Under the terms of the Management Advisory Agreement, the Company paid TPG a management advisory fee of $2 million per annum plus related out-of-pocket expenses.   In return, TPG provided management and financial advisory services to the Company as requested by the Company's Board of Directors.

TPG is an affiliate of Texas Pacific Group. An investor group led by Texas Pacific Group, including TPG Wafer Holdings LLC, TPG Wafer Management LLC and funds managed by Leonard Green & Partners, L.P. and TCW/Crescent Mezzanine Management III LLC, beneficially owns approximately 34% of the Company's outstanding common stock, including the 16,666,667 outstanding warrants to purchase the Company's common stock. Messrs. Marren and Williams, directors of the Company, are partners of Texas Pacific Group.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: March 25, 2005.	By:	/s/ Thomas E. Linnen
Thomas E. Linnen
Senior Vice President & Chief Financial Officer